UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2019

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 11, 2019, NN, Inc., a Delaware corporation (the “Company”), completed its previously announced private placement of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and common stock purchase warrants (the “Warrants”) (the “Financing Transaction”), pursuant to the terms of that certain Securities Purchase Agreement, dated December 5, 2019 (the “Purchase Agreement”), by and among the Company and affiliates of Corre Partners Management, L.L.C. (“Corre”) and Legion Partners Asset Management, LLC (“Legion”) (collectively, the “Investors”). At the closing, in accordance with the terms and conditions of the Purchase Agreement, the Company sold to the Investors an aggregate of 100,000 shares of Series B Preferred Stock, with a liquidation preference of $1,000 per share, together with Warrants to purchase 1,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

In connection with the Financing Transaction, the Company received aggregate gross proceeds of $100 million, before deducting transaction expenses. The Company intends to use the proceeds from the Financing Transaction to repay all or a part of the outstanding amounts under the Company’s senior secured revolving credit facility, to prepay the Company’s term loans, to pay any fees (in connection with the Financing Transaction and a possible extension of the maturity date of the Company’s senior debt, the repayment of the senior secured revolving credit facility and prepayment of the term loans), and for general corporate purposes.

Purchase Agreement

The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties) and other rights, obligations and restrictions, which the Company believes are customary for transactions of this type.

Stockholder Approval: Pursuant to the Purchase Agreement, the Company has agreed at the 2020 annual meeting of the stockholders of the Company to include in its proxy statement (the “Proxy Statement”) prepared and filed with the Securities and Exchange Commission (the “SEC”) a proposal for approval by the holders of Common Stock that is required under listing standards of Nasdaq to approve the issuance of Common Stock upon exercise of the Warrants and conversion or redemption of the Series B Preferred Stock of the Company issued to the Investors pursuant to the Purchase Agreement (the “Stockholder Approval”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the recommendation from the Company’s Board of Directors that the stockholders vote in favor of the Stockholder Approval. The Company shall use its reasonable best efforts to solicit from the stockholders proxies in favor of the Stockholder Approval and to obtain the Stockholder Approval. The Company has also agreed to use commercially reasonable efforts to increase the number of authorized shares of Common Stock at the Company’s 2023 annual meeting of stockholders.

Consent Rights: Pursuant to the Purchase Agreement, the Company has agreed with each Investor, subject to certain exceptions, not to become party to certain change in control transactions other than, among others, transactions in which holders of shares of the Series B Preferred Stock are entitled to receive cash in an amount equal to the applicable redemption value plus accrued and unpaid dividends (and less a portion of certain dividend taxes that may be paid or accrued by the Company on behalf of the Investors in respect of the Series B Preferred Stock) (such a change in control transaction, a “Qualifying Transaction”).

Additional Agreements: The Purchase Agreement contains additional agreements and covenants between the Company and the Purchasers, including restrictions similar to those in the Certificate of Designation regarding dividends and voting rights. In addition, the Company agreed that it will use reasonable best efforts to amend and extend its existing amended and restated credit agreement as soon as practicable after the closing of the Financing Transaction.

Standstill Exemption: In connection with the Financing Transaction, the Company and Legion have agreed that Legion is exempted from its 9.9% standstill obligation set forth in the Cooperation Agreement dated as of February 25, 2019, between the Company and Legion. Legion, however, remains subject to beneficial ownership limitations applicable to each of the Investors pursuant to the Financing Transaction.

The foregoing description of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any factual information about the parties to the agreement or the Company’s business.

Certificate of Designation

In connection with the closing of the Financing Transaction, on December 11, 2019, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, limitations and restrictions relating to the Series B Preferred Stock. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

A summary of the terms of the Series B Preferred Stock set forth in the Certificate of Designation is set forth below.

Security:	Series B Convertible Preferred Stock, par value $0.01 per share

Series B Dividend:	10.625% per annum, cumulative dividends payable quarterly in arrears; provided that if the Company does not obtain Stockholder Approval prior to the earlier of (i) June 30, 2020 and (ii) at the Company’s 2020 annual meeting of stockholders, the rate shall increase to 11.625% per annum until such Stockholder Approval has been obtained. Series B Preferred Stock will fully participate on an as-converted basis in any dividends paid on the Common Stock, using a conversion rate based on a fixed conversion price equal to $7.91.

Redemption:	The Company may redeem the shares of Series B Preferred Stock for an amount equal to the applicable redemption price set forth below expressed as a percentage of its Liquidation Preference (as defined below), plus any accrued and unpaid Series B Dividends, minus any dividend withholding taxes that the Company is entitled to set off pursuant to the terms of the Purchase Agreement.

	Year	Percentage of Liquidation Preference
	On or before March 31, 2021	105%
	After March 31, 2021 and on or before December 31, 2021	110%
	After December 31, 2021 and on or before December 31, 2022	120%
	After December 31, 2022	130%

	The March 31, 2021 date shall be deemed May 15, 2021 if the Company has entered into a definitive agreement with respect to a transaction that constitutes a Change of Control (as defined in the Purchase Agreement) on or prior to March 31, 2021. The redemption price and any accrued and unpaid dividends shall be paid in cash unless the Company’s outstanding shares of Common Stock have a market capitalization in excess of $750 million on the date of the redemption notice, in which case the redemption price may be paid in cash or a combination of cash and shares of Common Stock; provided that the number of shares of Common Stock to be delivered will be determined based on 95% of the 30-trading day volume-weighted average price (“VWAP”).

Conversion Rights/Rates:	Conversion rate equals (i) the Liquidation Preference, plus any accrued and unpaid Series B Dividends, less any dividend withholding taxes that the Company is entitled to set off, divided by (ii) the then-applicable conversion price described below, which conversion price shall be no less than $1.00. In addition, under no circumstances will the aggregate number of Common Stock issued upon conversion of Series B Preferred Stock exceed 40,000,000 unless the Company’s certificate of incorporation is amended to increase the authorized number of shares of Common Stock.

If the Company’s consolidated net leverage ratio is equal to or greater than 3.50 to 1.00 as of March 31, 2023 or any quarter ending thereafter, holders of Series B Preferred Stock will have the right to convert at a conversion price that equals 90% of the 30-day VWAP, during a 60-day conversion window.

Holders of the Series B Preferred Stock will also have the right to convert up to 25% of their shares of Series B Preferred Stock into Common Stock in the quarter following the completion of the Company’s fiscal year ending December 31, 2023, and each quarter ending thereafter at a conversion price that equals a 30-day VWAP, during a 60-day conversion window.

Liquidation Preference:	$1,000 per share of Series B Preferred Stock

Liquidation Value:	In the event of a liquidation, holders of Series B Preferred Stock will receive the greater of (i) the Liquidation Preference, plus any Series B Dividend accrued and unpaid at the time of such Liquidation, and (ii) the amount such holder of Series B Preferred Stock would have received upon conversion of its shares of Series B Preferred Stock into shares of Common Stock using a conversion rate based on a fixed conversion price equal to $7.91.

Limitations on Redemption and Conversion:	Unless and until the Stockholder Approval is obtained, the holders shall not have the right to acquire shares of Common Stock pursuant to a redemption or conversion of the Series B Preferred Stock in a manner that would violate Nasdaq Listing Rule 5635. Conversion and redemption of Series B Preferred Stock are also subject to certain other beneficial ownership limitations applicable to any holder.

Limitation on Dividends and Redemptions of Junior Securities:	Without the prior written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, the Company shall not, nor shall it permit any subsidiary to, redeem or purchase or otherwise acquire directly or indirectly any junior securities, nor shall the Company directly or indirectly pay or declare any dividend upon any junior securities (including any spin-off or other dividend or distribution of properties, securities or any other assets), subject to certain exceptions.

Voting Rights:	Holders of the Series B Preferred Stock shall not have any voting rights, other than with respect to: (i) amendments to the Company’s organizational documents that generally have an adverse effect on the Series B Preferred Stock as well as creation or issuance of senior or parity securities; (ii) issuance of additional Series B Preferred Stock after the closing of the Financing Transaction; (iii) incurrence by the Company and its subsidiaries of indebtedness other than (x) any indebtedness that would be permitted to be incurred under the Company’s current credit agreement, and (y) (A) indebtedness incurred in connection with refinancing the Company’s existing indebtedness outstanding, subject to certain limitations, and (B) indebtedness the net proceeds of which are contemporaneously used to redeem all outstanding shares of Series B Preferred Stock; and (iv) the sale of assets outside the ordinary course of business of the Company, unless (A) such assets are sold for fair market value, (B) 85% of the consideration received in connection with the asset sale is in the form of cash or cash equivalents and (C) the Company uses the net cash proceeds from such asset sale to permanently repay its indebtedness, and any net cash proceeds remaining thereafter in excess of $25 million are used to redeem shares of Series B Preferred Stock and/or pay Series B Dividends.

Additional Consent Rights:	Until affiliates of Corre and Legion, respectively (the “Specified Holders”) cease to hold specified amounts of Series B Preferred Stock, the Company shall not, without the prior consent of each Specified Holder, consummate or effect Change of Control transactions, other than (a) a transaction not approved by the Company’s Board of Directors prior to the consummation thereof or (b) a Qualifying Transaction.

Warrants

The Warrants issued at the closing are exercisable, in full or in part, at any time prior to the seventh anniversary of their issuance, at an exercise price of $12.00 per share, subject to customary anti-dilution adjustments in the event of future below market issuances, stock splits, stock dividends, combinations or similar events set forth in the Warrants. Unless and until the Stockholder Approval is obtained, the holders shall not have the right to acquire shares of Common Stock in a manner that would violate Nasdaq Listing Rule 5635. In addition, certain other ownership limitations apply to any holder of a Warrant. The Warrant may be exercised for cash or on a cashless basis, based on an exercise price equal to the closing sale price on the immediately preceding trading day. In connection with a Change of Control transaction, any unexercised Warrants will be, under certain circumstances, deemed to have been exercised on a cashless basis. Warrant holders are entitled to participate in any dividend or other distribution by the Company to holders of shares of its Common Stock, on an as-exercised basis.

Registration Rights Agreement

In connection with the closing of the Financing Transaction, the Company also entered into a Registration Rights Agreement, dated December 11, 2019, with the Investors (the “Registration Rights Agreement”), under which the Investors are granted certain customary registration rights with respect to their shares of Common Stock, including those underlying the Series B Preferred Stock and Warrants, shares of Series B Preferred Stock and the Warrants. The Registration Rights Agreement contains other customary terms and conditions, including mutual indemnifications by the Company and each Investor.

The foregoing description of the Purchase Agreement, the Certificate of Designation, the Warrants and Registration Rights Agreement is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, the Certificate of Designation, the form of Warrant and the Registration Rights Agreement , which are filed as Exhibits 10.1, 3.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the offer and sale of the Series B Preferred Stock and Warrants, the Purchase Agreement and the terms of the Series B Preferred Stock is incorporated herein by reference.

The securities in the Financing Transaction were issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the Series B Preferred Stock and Warrants for investment purposes and not with a view to any distribution of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation and the terms of the Series B Preferred Stock is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation and the terms of the Series B Preferred Stock is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series B Convertible Preferred Stock of NN, Inc.

4.1	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement, dated December 5, 2019, by and among the Company and the Investors

10.2	Registration Rights Agreement, dated December 11, 2019, by and among the Company and the Investors

Forward-Looking Statements

Except for specific historical information, many of the matters discussed in this Current Report on Form 8-K may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the Company’s failure to realize the intended benefits of the Financing Transaction, the inability to pay cash dividends on the Series B Preferred Stock, thus increasing the dilutive impact of the Financing Transaction; the inability of the Company to redeem the Series B Preferred Stock, in cash, if there has been no conversion, change in control or liquidity event; general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the level of the Company’s indebtedness, the restrictions contained in the Company’s debt agreements, the Company’s ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in Current Reports on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2019

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel